Filed pursuant to Rule 424(b)(3)
File No. 333-268405 and 377-06056
AG TWIN BROOK CAPITAL INCOME FUND
SUPPLEMENT NO. 3 DATED JULY 11, 2024
TO THE PROSPECTUS DATED APRIL 30, 2024

This prospectus supplement (the “Supplement”) is part of and should be read in conjunction with the prospectus of AG Twin Brook Capital Income Fund (“we,” “us,” “our,” or the “Fund”), dated April 30, 2024 (as supplemented to date, the “Prospectus”). Unless otherwise defined herein, capitalized terms used in this Supplement shall have the same meanings as in the Prospectus.

The purpose of this Supplement is to update the Prospectus.

Updates to Prospectus

The following is added to the end of the second paragraph of the “Plan of Distribution—Underwriting Compensation—Shareholder Servicing and/or Distribution Fees—Class S and Class D” section of the Prospectus and all similar disclosure in the Prospectus:

The Adviser has voluntarily agreed to pay up to 0.25% of the shareholder servicing and/or distribution fee for the period between October 1, 2024 through September 30, 2025, on Class S shares sold.